Exhibit 99.4

Exicure, Inc. Raises $20 Million

Exicure, Inc. Successfully Completes Reverse Merger and Closes $20 Million Private Placement to Advance its Gene Regulatory and Immunotherapeutic Programs

SKOKIE, Ill.-September 27, 2017—Exicure, Inc., the pioneer in developing three-dimensional Spherical Nucleic Acid (SNA™) constructs as gene regulatory and immunotherapeutic agents, today announced the closing of a $20 million private placement financing and the completion of a reverse merger transaction, with Max-1 Acquisition Corporation. Following the reverse merger transaction, Max-1 changed its name to Exicure, Inc. (the “Company”), and will continue the historical business of Exicure.

The Company announced that current investors, including AbbVie Ventures, the investment arm of AbbVie, Bill Gates, Eric Lefkofsky, Chairman and Cofounder of Groupon, Craig Mundie, previous Chief Research and Strategy officer at Microsoft, the Rathmann Family Foundation, Patrick G. Ryan, founder and retired CEO of Aon and Chairman and CEO of Ryan Specialty Group, and David Walt, co-founder of Illumina and a Company Director, have invested alongside new investors led by Mark Tompkins and Katalyst Securities LLC. Net proceeds from the transaction will be used primarily for research, pre-clinical and clinical development and for general and working capital purposes.

Previous members of Exicure’s board of directors Chad A. Mirkin, Ph.D., C. Shad Thaxton, M.D., Ph.D., David R. Walt, Ph.D., Jay R. Venkatesan, Ph.D., Helen S. Kim, and David A. Giljohann, Ph.D., will remain as directors of the Company.

The offering was exempt from registration under Section 4(a)(2) of the United States Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder. The Common Stock in the offering was sold to “accredited investors,” as defined in Regulation D, and was conducted on a “reasonable best efforts” basis.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Exicure, Inc.

Exicure, Inc. is a clinical stage biotechnology company developing a new class of immunomodulatory and gene silencing drugs against validated targets. Exicure’s 3-dimensional, spherical nucleic acid (SNA™) architecture seeks to unlock the potential of nucleic acid therapeutics in multiple organs. Exicure’s lead programs address diseases from inflammatory disorders to oncology. Exicure is based in Skokie, Ill.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning the Company, the merger and financing transaction, use of proceeds, the Company’s technology, potential therapies, clinical and regulatory objectives and other matters. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement. Risks facing the Company and its programs are set forth in the Company’s filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Douglas MacDougall

MacDougall Biomedical Communications

781-235-3060

dmacdougall@macbiocom.com